                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Firearms Training Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(FATS LOGO)

                        FIREARMS TRAINING SYSTEMS, INC.
                            7340 MCGINNIS FERRY ROAD
                               SUWANEE, GA 30024

November 9, 2000

To Our Stockholders:

     On behalf of the Board of Directors and management of Firearms Training Systems, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on December 15, 2000, at 10:00 a.m., at Firearms Training Systems, Inc.'s Headquarters, 7340 McGinnis Ferry Road, Suwanee, GA 30024.

     As you know, significant changes in the Company occurred on August 25, 2000 when the Company, its lenders and its largest shareholders (a group of Partnerships affiliated with Centre Partners Management LLC) completed a restructuring transaction that resulted in a change of control of the Company. As a result of that transaction, five of our existing directors (including three associated with the Centre Partnerships) resigned; the Board of Directors reduced the size of the Board from nine to seven directors and elected three new directors to the existing vacancies in the Board. You can read about our new directors, Ronald Whitaker, Ronavan Mohling and Randy Sugarman, in the attached Proxy Statement.

     At the Annual Meeting, stockholders will be asked to elect three directors of the Company, two of whom are currently directors of the Company and one of whom is new to the Company and to authorize an increase in the number of shares available for issuance under our Stock Option Plan from 2,490,000 to 7,500,000 shares. Information about these and certain other matters is contained in the accompanying Proxy Statement.

     A copy of the Company's Fiscal Year 2000 Annual Report to Stockholders, which contains information about the restructure, financial statements and other important information about the Company's business, is also enclosed.

     It is important that your shares of stock are represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for re-electing the directors and/or approving the increase in the shares available for issuance under our Stock Option Plan, all you need to do is sign and date the proxy card.

     Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     We hope you are able to attend, and look forward to seeing you.

                                        Sincerely,

                                        /s/ ROBERT F. MECREDY

                                        Robert F. Mecredy
                                        CHIEF EXECUTIVE OFFICER AND PRESIDENT

                        FIREARMS TRAINING SYSTEMS, INC.
                            7340 MCGINNIS FERRY ROAD
                               SUWANEE, GA 30024

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 15, 2000

To the Stockholders of
Firearms Training Systems, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Firearms Training Systems, Inc. will be held at 10:00 a.m. on Friday, December 15, 2000 at Firearms Training Systems, Inc.'s Headquarters, 7340 McGinnis Ferry Road, Suwanee, GA 30024, for the following purposes:

     1. To elect three of the seven directors constituting the Board of Directors to serve for three years and until their successors are elected and qualified,

     2. To authorize an increase in the number of shares available for issuance under our Stock Option Plan from 2,490,000 to 7,500,000 shares, and

     3. Such other matters as may properly come before the meeting and any adjournment or postponement thereof.

     Only stockholders of record on October 17, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ John A. Morelli

                                          John A. Morelli
                                          SECRETARY
Suwanee, Georgia
November 9, 2000

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 2000

     This Proxy Statement is furnished by Firearms Training Systems, Inc. ("FATS" or the "Company") to stockholders in connection with the solicitation of proxies by the Board of Directors of FATS for use at FATS' 2000 Annual Meeting of Stockholders ("Annual Meeting") to be held on Friday, December 15, 2000, including any postponement, adjournment, or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Company's principal offices are located at 7340 McGinnis Ferry Road, Suwanee, Georgia 30024. The cost of soliciting proxies will be borne by the Company. The directors, officers and employees of the Company will solicit proxies through the use of the mails. Management intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about November 13, 2000.

     Only stockholders of record at the close of business on October 17, 2000 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 69,912,220 shares of Class A Voting Common Stock, $.000006 par value per share ("Common Stock") of FATS outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on any matter submitted for vote by the stockholders. Proxies submitted which contain abstentions or broker non-votes are included in determining whether a quorum is present, but will not affect the outcome of the vote. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of the Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee for the Board of Directors has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. Each other question shall, unless otherwise provided by law, the Certificate of Incorporation or the By-laws, be decided by the vote of the holders of stock having a majority of votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or by proxy at the meeting.

     Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     Proxies that are executed but which do not contain any specific instructions will be voted for the election of all the nominees for directors specified herein and in the discretion of the persons appointed as proxies on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

     A copy of the Company's Annual Report on Form 10-K405/A is being furnished herewith to each shareholder of record as of the close of business on October 17, 2000. Additional copies of the Company's Annual Report on Form 10-K405/A for the fiscal year ended March 31, 2000 will be provided free of charge upon written request to:

                        FIREARMS TRAINING SYSTEMS, INC.
                      ATTN: INVESTORS RELATIONS DEPARTMENT
                            7340 McGINNIS FERRY ROAD
                             SUWANEE, GEORGIA 30024

     If the person requesting the Form 10-K405/A was not a stockholder of record on October 17, 2000, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Form 10-K405/A will also be furnished on request and upon payment of the Company's expenses in furnishing the exhibits.

              OWNERSHIP OF STOCK BY DIRECTORS, EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

                            RESTRUCTURE TRANSACTION

     On August 25, 2000, the Company, its lenders and its largest shareholders (a group of Partnerships affiliated with Centre Partners Management LLC (the "Centre Partnerships") completed a restructuring transaction with retroactive effect to April 1, 2000 which significantly reduced the Company's outstanding indebtedness.

     In connection with the restructuring, the Company and holders of its outstanding bank debt consisting of $79,000,000 aggregate principal amount with and accrued interest thereon and the holders of its outstanding 20,284 shares of Series A Preferred stock exchanged all such debt and preferred stock for the following:

     - A new senior secured revolving credit line in the amount of approximately $882,000 to support existing letters of credit and future working capital requirements.

     - $12 million of senior secured debt with cash interest payable at prime plus 1% and no principal payments due until maturity in 2003, with a one year extension at the Company's option.

     - $23 million of junior secured debt with 10% interest payable in additional notes or cash, depending on the Company's profitability, and no principal payments until maturity in 2003, with a one year extension at the Company's option.

     - Approximately $21 million of new preferred stock with a 10% cumulative dividend rate payable in additional shares of preferred stock. This new preferred stock must be redeemed by the Company when junior secured debt is repaid.

     - 48,695,212 additional shares of Class A Voting Common Stock (the "Class A Common Stock") valued at $0.50 per share based upon the twenty trading days ending April 27, 2000. As a result of this share issuance, the Company's senior lenders have the power to vote a majority of the Company's voting common stock. See Change of Control.

     - Warrants to purchase 2,000,000 shares of Class A Common Stock with an exercise price of $0.25 issued to the Centre Partnerships, expiring March 31, 2005.

     - Amended warrants already held by the Centre Partnerships and certain co-investors to purchase 3,246,164 shares of Class A Common stock at $1.03 per share by providing for payment of the exercise price in cash rather than the Series A Preferred Stock, extending the expiration date to March 31, 2005 and making a slight adjustment in the exercise price to $1.00 per share.

                               CHANGE OF CONTROL

     In connection with the Restructure, 40,235,548 shares of Class A Common Stock constituting 57.55% of the Class A Common Stock as of October 17, 2000 were issued to the Lenders under the Company's senior credit agreement (the "Senior Credit Agreement"), as partial consideration of the exchange by the Lenders of the Company's senior indebtedness at March 31, 2000 as follows:

(1) CLASS A VOTING                                          (3) NUMBER OF SHARES     (4) PERCENT OF CLASS AS
COMMON STOCK             (2) NAME OF BENEFICIAL OWNER(1)     BENEFICIALLY OWNED        OF OCTOBER 17, 2000
------------------       -------------------------------    --------------------     -----------------------
Class A Voting           Bank of America, N.A.                12,307,203 shares               17.60%
  Common Stock
Class A Voting           BHF (USA) Capital Corp.               7,100,391 shares               10.16%
  Common Stock
Class A Voting           U.S. Bank National Association        4,260,375 shares                6.09%
  Common Stock
Class A Voting           First Source Financial LLP            9,467,188 shares               13.54%
  Common Stock
Class A Voting           Centre Partnerships(2)                7,100,391 shares               10.16%
  Common Stock

------------------------------------

(1) Form 13-D's filed by the first four listed entities below on September 6, 2000 indicate that the following additional entities affiliated with the respective named party also claim beneficial ownership of such entity's shares: (a) Bank of America, N.A.: Bank of America Corporation and NB Holdings Corporation; (b) BHF (USA) Capital Corporation: ING Groep NV, BHF Bank Aktiengesellschaft, and BHF (USA) Holdings, Inc.; and (c) First Source Financial LLP: Dominion Resources, Inc., Dominion Capital, Inc., Virginia Financial Ventures, Inc., and N.H. Capital, Inc.
(2) The foregoing shares are registered in the names of various of the Centre Partnerships and are included in their total beneficial share ownership set forth under the caption Ownership of Stock by Directors, Officers and Principal Stockholders below. The Centre Partnerships received the foregoing shares as a result of the acquisition by such Partnerships of the senior indebtedness held by one member of the original Lender group.

     All of the foregoing shares are held pursuant to a Voting and Stock Restriction Agreement dated as of April 1, 2000 (the "Voting Agreement") and entered into on August 25, 2000 whereby the Lenders agreed to vote such shares as determined by Lenders holding a majority of the commitments to provide revolving credit advances (the "Required Lenders") and granted an irrevocable proxy to Bank of America, N.A., the Agent, to vote as so directed. In addition, the Centre Partnerships agreed that three of the four Directors of the Company affiliated with the Centre Partnerships would resign. The Required Lenders agreed for so long as the Voting Agreement was in effect to vote their shares for election of one qualified person affiliated with the Centre Partnerships nominated by the Centre Partnerships to the Board of Directors such that one such person was serving on the Board at all times. The Centre Partnerships also agreed to cooperate with the Lenders to identify and urge the selection of mutually acceptable, qualified candidates to constitute a majority of the current Board of Directors to serve in the interim before the next election of Directors. In addition, all parties agreed to cooperate to identify and urge the selection of a mutually acceptable, qualified candidate to serve as an active Chairman of the Board of Directors and to give due consideration in that regard to selection of a representative of the management consultant required to be retained by the Company pursuant to the Senior Credit Agreement.

     Pursuant to the Voting Agreement, on October 17, 2000, three of the four Directors of the Company affiliated with the Centre Partnerships (Lester Pollack, Jonathan H. Kagan and Paul J. Zepf) resigned as well as two other directors (Gilbert F. Decker and Frank S. Jones). After reducing the size of the Board of Directors from nine directors to seven directors, the remaining directors elected Ronald Whitaker, Ronald Mohling and Randy Sugarman to fill the vacancies created by such resignations. Ronald Whitaker was elected to fill the directorship term expiring at the 2000 Annual Meeting of Directors and has been included in the nominees for this meeting, Ronald Mohling was elected to the Class of directors whose term will expire in 2001 and Randy Sugarman was elected to the Class of directors whose term will expire in 2002. Randy Sugarman was elected as Chairman of the Board of Directors. In addition, the firm of Sugarman & Company LLP was retained as consultants to the Company.

              OWNERSHIP OF STOCK BY DIRECTORS, EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Class A Voting Common Stock ("Common Stock") as of October 17, 2000 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) the Company's chief executive officer and each of the other employees included in the Summary Compensation Table; and (iv) the Company's current directors and officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by them.

                                                               NUMBER OF
                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                      OWNED(6)      %
                  ------------------------                    ------------   ----
Bank of America Corporation(1)                                 12,757,426    18.3%
ING Groep NV(2)                                                 7,100,391    10.2%
Dominion Resources, Inc. c/o First Source Financial, LLP(3)     9,467,188    13.5%
U.S. Bank National Association (First Bank, N.A.)(4)            4,260,375     6.1%
Centre Capital Investors II, LP(5)                             21,468,963    29.2%
Centre Partners Coinvestment LP(5)                              3,102,072     4.4%
Centre Capital Offshore Investors II, LP(5)                     4,254,330     6.0%
Centre Capital Tax-Exempt(5)                                    2,399,949     3.4%
Centre Partners Management LLC(7)                              28,229,942    37.8%
Centre Partners II LLC(8)                                      31,853,626    42.4%
Peter A. Marino -- RETIRED(9)                                     370,457     0.5%
Juan C.G. de Ledebur -- RESIGNED(9)                                58,663       *
Robert F. Mecredy(9)                                              136,530       *
Caryl G. Marsh -- RESIGNED(9)                                      41,099       *
John A. Morelli(9)                                                 51,492       *
William J. Bratton                                                 20,767       *
Craig I. Fields                                                    53,534       *
Scott Perekslis(10)                                                53,534       *
All current directors and executive officers as a group           786,076     1.1%

------------------------------------

 (1) The address of Bank of America Corporation is 100 North Tryon Street, Charlotte, North Carolina. Bank of America is the parent of NB Holdings Corporation, which is the parent company of Bank of America, N.A. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Form 3 filed on September 6, 2000 with the Securities Exchange Commission (the "Commission"), reflecting ownership as of August 25, 2000, as well as information set forth in
      Schedule 13-D filed on September 6, 2000.
 (2) The address of ING Groep NV is Stravinskylaan 2631, 1077 ZZ Amsterdam, The Netherlands. It is the parent company of BHF-Bank Aktiengesellschaft, BHF
      (USA) Holdings, Inc. and BHF (USA) Capital Corporation is 590 Madison Avenue, New York City, New York. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Form 3 filed on September 6, 2000 with the Commission, reflecting ownership as of August 25, 2000, as well as information set forth in Schedule 13-D filed on September 6, 2000.

 (3) The address of Dominion Resources, Inc. is 120 Tredegear Street, Richmond, Virginia 23219. Dominion Resources is a holding company and its subsidiaries include Dominion Capital, Inc., whose subsidiaries include Virginia Financial Ventures, Inc. and N.H. Capital, Inc., the general partners of First Source Financial, LLP. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Schedule 13-D filed on September 6, 2000 with the Commission, reflecting ownership as of August 25, 2000.
 (4) The address of U.S. Bank National Association is U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota. Information regarding ownership of Common Stock included herein in reliance on information set forth in a Schedule 13-D filed on September 6, 2000 with the Commission, reflecting ownership as of August 25, 2000.
 (5) The address of Centre Capital Investors II, L.P., Centre Partners Coinvestment, L.P., Centre Capital Tax-exempt Investors II, L.P. (together with Centre Capital Offshore Investors II, L.P., the "Centre Partnerships"), Centre Partners Management LLC ("Centre Management") and Centre Partners II, LLC (together with Centre Capital Offshore Investors II, L.P., the "Centre Partnerships") is 30 Rockefeller Plaza, New York, New York 10020; and the address of Centre Capital Offshore Investors II, L.P. is c/o Reid Management, Cedar House, 41 Cedar Avenue, Box HM 1179, Hamilton, Bermuda.
 (6) Based on 69,912,220 shares of Common Stock outstanding on October 17, 2000. Calculation of percentage of beneficial ownership assumes the exercise of all options exercisable within 60 days of October 17, 2000 only by the respective named shareholder.
 (7) Information regarding ownership of Common Stock by the Centre Partnerships is included herein in reliance on information provided by Centre Management. Pursuant to a Management Agreement, Centre Capital Investors II, L.P., Centre Partners Offshore Investors II, L.P. and Centre Capital Tax-exempt Investors II, L.P. have delegated voting and investment power with respect to the Common Stock beneficially owned by them to Centre Management; accordingly, the aggregate security ownership of those Centre Partnerships is reflected for Centre Management as well.
 (8) As general partner of Centre Partners Coinvestment, L.P. and general partner of Centre Capital Investors II, L.P., Centre Partners Offshore Investors II, L.P. and Centre Capital Tax-exempt Investors II, L.P., Centre Partners II LLC ("Centre Partners") is reflected as beneficially owning the Common Stock owned by those Centre Partnerships. In addition, pursuant to certain co-investment arrangements, Centre Partners has been delegated voting and investment power with respect to an additional 571,181 shares of Common Stock and 57,131 warrants. In addition, included within the shares of Common are 5,246,164 warrants currently exercisable into shares of Common Stock.
 (9) Messrs. Marino, Marsh, Mecredy and Morelli's beneficial ownership includes exercisable options for 272,185 shares, 42,099 shares, 100,125 shares and 50,187 shares, respectively. In addition, Messrs. de Ledebur, Mecredy and Morelli's beneficial ownership includes 6,044 shares, 7,076 shares and 4,877 shares, respectively held in a 401(k) plan for the benefit of each person, over which each such person has been delegated voting and investment power.
(10) Includes 9,005 shares of Common Stock held in a 401(k) plan for the benefit of Mr. Perekslis over which Mr. Perekslis has delegated voting and investment authority to Centre Partners pursuant to certain co-investment arrangements.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                      AND INFORMATION REGARDING DIRECTORS

                       (ITEM NUMBER 1 ON THE PROXY CARD)

     The by-laws of FATS provide that the Board of Directors shall consist of not less than one director, with the exact number being set from time to time by the Board. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, as nearly equal in number as possible, two of which are elected for a three year term. On October 17, 2000, the Board of Directors reduced the total number of directors from nine to seven, and accordingly reduced the number of directors comprising Classes II and III to two. Class I directors, consisting of the three nominees shown below, two of whom are currently serving as a director of the Company, will stand for election at the 2000 Annual Meeting for three-year terms expiring at the Annual Meeting of Stockholders in 2003 or until their successors are elected and qualified. The terms of the other four directors listed below will continue as indicated. The Board currently consists of seven directors.

ROBERT F. MECREDY                     PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                      FIREARMS TRAINING SYSTEMS, INC.

     Robert F. Mecredy, age 54, has served as President, Chief Executive Officer, and Director since October 1,1999. Prior thereto, Mr. Mecredy served as Executive Vice President from July 18, 1997 to September 30, 1999, as Vice President, Domestic from 1996 to 1997, Director of the Company from 1993 to 1996, as Director of Domestic Sales and Marketing from 1994 to 1996 and as Director of U.S. Military Marketing from 1990 to 1994. Before joining the Company, Mr. Mecredy served as Director of Army and Marine Corps
Marketing -- Washington Operations at Raytheon Corporation from 1988 to 1990. Mr. Mecredy served as a noncommissioned and commissioned officer of infantry and aviation in the U.S. Army for 20 years, retiring in 1986 with the rank of lieutenant colonel.

SCOTT PEREKSLIS                       DIRECTOR
                                      CENTRE PARTNERS MANAGEMENT LLC

     Scott Perekslis, age 32, has served as a Director of the Company since July 31, 1996. Mr. Perekslis also served as a Vice President of the Company from July 31, 1996 through July 18, 1997. Since 1995, Mr. Perekslis has been a Principal of Centre Partners Management LLC and a Principal of Corporate Advisors, L.P. From 1991 to 1995, Mr. Perekslis was an Associate of Corporate Advisors, L.P. Mr. Perekslis also serves as a director of Hyco International, Inc. and KIK Corporation Holdings, Inc. Mr. Perekslis is a member of the Compensation Committee of the Board of Directors.

RONALD C. WHITAKER                    PRESIDENT AND CEO
                                      STRATEGIC DISTRIBUTION

     Ron Whitaker, age 53, was elected as a Director of the Company in October 2000. Mr. Whitaker has been with Strategic Distribution Inc. since September 2000. Prior to joining SDI, he was an Operating Partner with Pegasus Investors (a private equity funds group) from 1999 to 2000. Previous operational positions were President and CEO of Johnson Worldwide Associates (a sporting goods manufacturer) from 1996 to 1999, President and CEO of EWI, Inc. (an automotive tier 1 supplier) from 1995 to 1996, Chairman, President and CEO of Colt's Manufacturing Company (a designer and producer of military firearms) from 1992 to 1995, and President & CEO of Wheelabrator Corporation (an industrial equipment manufacturer). In addition to Strategic Distribution Inc., he serves on the Board of Directors of Weirton Steel Corporation, Precision Navigation, Inc., and Code-Alarm Inc. as well as a member of the Board of Trustees for The College of Wooster. Mr. Whitaker is a member of the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO ELECT ROBERT F. MECREDY, SCOTT PEREKSLIS, AND RONALD WHITAKER AS CLASS I DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

     Class II directors were elected in fiscal 1999 and their present terms expire with the Annual Meeting of Stockholders in 2001. Jonathan H. Kagan and Frank S. Jones resigned effective October 17, 2000. The Board of Directors of the Company selected Ronald Mohling to serve until the Annual Meeting of Shareholders in 2001.

WILLIAM J. BRATTON                    CHIEF OPERATING OFFICER AND PRESIDENT
                                      THE BRATTON GROUP

     William J. Bratton, age 53, has served as a Director of the Company since September 17, 1996. Mr. Bratton has been the President and Chief Operating Officer of CARCO Group, Inc. since 1998. From 1996 to 1997, Mr. Bratton served as Vice Chairman of First Security Services Corporation and President of its new subsidiary First Security Consulting, Inc. From 1994 to 1996, Mr. Bratton served as Police Commissioner of the City of New York. In 1992, he served as Superintendent in Chief of the Boston Police Department and was appointed Police Commissioner of the Boston Police Department in 1993. From 1990 to 1992, Mr. Bratton served as Chief of the New York City Transit Police. Mr. Bratton also serves as a director of Rite-Aid Corporation and First Security Services Corporation. Mr. Bratton is a member of the Compensation Committee and is a member of the Stock Option Subcommittee of the Compensation Committee of the Board of Directors.

RONAVAN MOHLING                       PARTNER AND PRINCIPAL
                                      CAPITOL PLACES, LLC

     Ronavan Mohling, age 59, was elected as a Director of the Company in October 2000. Mr. Mohling, a Partner and Principal of Capitol Places, LLC (a private real estate group) since 1998, recently served for ten years with Bristol-Myers Squibb Company in Europe, the Middle East, and Africa from 1988 to 1998. From 1995 to 1998, he was the Vice President of Business Development, responsible for acquisitions and divestitures, for the company's Consumer Medicines Division and, from 1992 to 1995 was President of the Consumer Products Division with responsibility for the regions of Europe, the Middle East, and Africa. From 1972 to 1988, Mr. Mohling served in the capacities of President and Vice-President with Schering-Plough Corporation where he was responsible for overseeing the company's Consumer Products Division. Mr. Mohling is a member of the Audit Committee of the Board of Directors.

     Class III directors were elected in fiscal 2000 and their present terms expire with the Annual Meeting of Stockholders in 2002. Directors Paul J. Zepf and Gilbert F. Decker resigned effective October 17, 2000. The Board of Directors of the Company, after reducing the size of Class III to two, selected Randy Sugarman to serve until the Annual Meeting of Shareholders in 2002.

CRAIG I. FIELDS                       CORPORATE DIRECTOR

     Craig I. Fields, age 54, has served as a Director of the Company since September 17, 1996. From 1994 until the present, Dr. Fields has served on various boards of directors, including the boards of ENSCO, Projectavision, Inc., Alliance Gaming Corporation, Perot Systems, Network Solution and Music Holdings Corp. From 1990 to 1994, Dr. Fields served as Chairman and Chief Executive Officer of the Microelectronics and Computer Technology Corporation, a for-profit research and development consortium involved in information technology. Dr. Fields is Chairman of the Defense Science Board. Mr. Fields is a member of the Compensation Committee and is a member of the Stock Option Subcommittee of the Compensation Committee of the Board of Directors.

RANDY SUGARMAN, CPA                   MANAGING PARTNER
                                      SUGARMAN & COMPANY, LLP

     Randy Sugarman, age 59, was named as a director and as Chairman of the Board of Directors in October 2000. Randy Sugarman is the managing partner of Sugarman & Company LLP (Financial Consultants), which he founded in 1977. Mr. Sugarman is a member of the Compensation Committee.

                            DIRECTORS' COMPENSATION

     Each director of the Company who is not an employee of the Company is entitled to receive annual compensation of $20,000, payable quarterly. In addition, directors of the Company are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors or committees thereof. Directors who are also employees of the Company are not separately compensated for their services as directors.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company's 2000 fiscal year, the Board held five meetings and also approved actions through three unanimous consents of the Board of Directors in lieu of a meeting. The Board of Directors has established an Audit, a Compensation and a Strategic Planning Committee, to which it has assigned certain responsibilities in connection with the governance and management of the Company's affairs. The Company has no standing nominating committee or other committee performing similar functions and the Board of Directors performs such functions.

     Each of the current directors attended at least 75% of the total number of meetings of the Board and the committees on which he served during the period he served in such position.

     Audit Committee. The Board of Directors established the Audit Committee in September 1996 to: (i) make recommendations concerning the engagement of independent public accounts; (ii) review with the independent public accountants the plans for and scope of the audit, the audit procedures to be utilized and the results of the audit; (iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company's internal accounting controls. Messrs. Kagan, Decker and Jones were the members of the Audit Committee until October 17, 2000 when they resigned as directors. During the Company's 2000 fiscal year, the Audit Committee held no meetings. Messrs. Ronavan Mohling and Ronald Whitaker have been appointed members of the Audit Committee effective November 1, 2000.

     Compensation Committee. The Board of Directors established the Compensation Committee in September 1996 to determine compensation of the Company's executive officers and to administer the Company's Stock Option Plan. Messrs. Pollack, Perekslis, Fields and Zepf were the members of the Compensation Committee until October 17, 2000 when Messrs. Pollack and Zepf resigned as directors. During the Company's 2000 fiscal year, the Compensation Committee held no meetings. Mr. Randy Sugarman and Mr. William Bratton have been appointed as members of the Compensation Committee effective November 1, 2000.

     Option Subcommittee. The Board of Directors established the Option Subcommittee of the Compensation Committee to consider and approve all compensation items which qualify as performance-based compensation within the meaning of Section 162(m)(4)(c) of the Internal Revenue Code, including without limitation, all grants of stock options pursuant to the Company's Stock Option Plan. Messrs. Fields and Zepf were the members of the Option Subcommittee until October 17, 2000 when Mr. Zepf resigned as a director. During the Company's 2000 fiscal year, the Option Subcommittee together with its predecessor committee held three meetings and also approved no actions through unanimous consents of the Compensation Committee in lieu of a meeting. Mr. William J. Bratton was appointed a member of the Option Subcommittee on November 1, 2000.

                           SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth information concerning the annual and long-term compensation earned by our chief executive officer and each of the other highly compensated executive officers whose annual salary and bonus during fiscal 2000 exceeded $100,000.

                                                              ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                                                 ---------------------------------------------     -----------------------------
                                                                                     OTHER          RESTRICTED       SECURITIES
                                                                                     ANNUAL           STOCK          UNDERLYING
                                                 FISCAL    SALARY      BONUS      COMPENSATION        AWARDS          OPTIONS
OFFICER NAME AND PRINCIPAL POSITION               YEAR       ($)        ($)           ($)              ($)              (#)
-----------------------------------              ------    -------    -------     ------------     ------------     ------------
Peter A. Marino                                   2000     350,000(1)      --        2,577(2)             --               --
  President and Chief Executive
  Officer -- Retired                              1999     350,000         --        4,800(2)                          21,000
                                                  1998     350,000    150,000        6,865(2)             --
Robert F. Mecredy                                 2000     160,000(1)      --        5,049(2)             --               --
  President and Chief Executive Officer           1999     158,000         --        4,740(2)                          20,000
                                                  1998     155,000    120,000        2,435(2)                          10,000
Juan C.G. de Ledebur                              2000     135,000         --        5,348(2)             --                 (5)
  Vice President, Sales and
    Marketing -- Resigned                         1999     145,000         --        2,417(2)                          10,000
                                                  1998     156,477    110,000        7,115(2)                         212,148
Caryl G. Marsh                                    2000     122,000         --            0            12,500           50,000(4)
  Vice President, Operations -- Resigned          1999     133,901         --            0                             23,000(3)
                                                  1998      78,495     20,000            0                             22,000
John A. Morelli                                   2000     105,000         --        5,689(2)         18,750           90,000(4)
  Chief Financial Officer                         1999      84,950         --        2,482(2)                          13,000(3)
                                                  1998      72,000      6,000        1,170(2)                           3,000

------------------------------------

(1) Mr. Marino retired effective September 30, 1999. Under the terms of Mr. Marino's employment agreement, he is entitled to be compensated his base salary of $350,000 per year until March 31, 2002 reduced by any salary or bonus he receives from another employer. Mr. Mecredy became the Company's President and Chief Executive Officer on October 1, 1999.
(2) Matching contributions made by the Company to its 401(k) plan.
(3) Messrs. Marsh and Morelli had 22,000 and 3,000 options, respectively; repriced at $3.253 per share during fiscal 1999 (They were not executive officers at the time).
(4) Messrs. Marsh and Morelli received 20,000 and 30,000 grants, respectively, priced at $0.625 per share during fiscal 2000. During fiscal year 2000, the Company granted 272,500 shares of restricted stock with a fair value at the date of grant of $0.69 per share to various employees under the Company's Employee Stock Compensation Plan, including the grants to Messrs. Marsh and Morelli. 50% of these shares vested on September 30, 2000 and the remaining shares will vest on March 31, 2001 so long as the employee remains continuously employed through the vesting date.
(5) Mr. de Ledebur resigned effective March 27, 2000. Under the terms of Mr. de Ledebur's resignation agreement, he was entitled to be compensated his base salary of $135,000 per year until September 30, 2000 reduced by any salary and bonus he receives from another employer.

                         OPTIONS GRANTED IN FISCAL 2000

     The following table contains certain information regarding stock options granted to Executive Officers during fiscal 2000.

                                                                                                                 POTENTIAL
                                                                                                            REALIZABLE VALUE AT
                                                                                                               ASSUMED ANNUAL
                                               NUMBER OF      % OF TOTAL                                       RATES OF STOCK
                                               SECURITIES      OPTIONS                                       PRICE APPRECIATION
                                               UNDERLYING     GRANTED TO    EXERCISE OF                     FOR OPTION TERMS(2)
                                              OPTIONS/SARS   EMPLOYEES IN    BASE PRICE    EXPIRATION      ----------------------
OFFICER NAME                                    GRANTED      FISCAL YEAR    ($/SHARE)(1)      DATE           5%             10%
------------                                  ------------   ------------   ------------   ----------      ------          ------
Caryl G. Marsh                                   30,000         4.47%         0.68750      3/22/2007         --              --
John A. Morelli                                  60,000         8.94%         0.68750      3/22/2007         --              --

------------------------

(1) Options were granted at the market value based on the last sale price on the date of grant of the common stock.

(2) The dollar amounts are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Company's common stock or the present or future value of the options.

                         FISCAL YEAR-END OPTION VALUES

     The following table contains certain formation regarding stock options exercised during the fiscal year and options to purchase common stock held as of March 31, 2000 by each of the Executive Officers.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                       OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                                    FISCAL YEAR-END              AT FISCAL YEAR-END(1)
                                                              ----------------------------    ----------------------------
OFFICER NAME                                                  EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------                                                  -----------    -------------    -----------    -------------
Peter A. Marino                                                 272,185              --          --            --
Robert F. Mecredy                                                67,302         145,298          --            --
Juan C.G. de Ledebur                                             76,702         167,446          --            --
Caryl G. Marsh                                                   10,350          53,150          --            --
John A. Morelli                                                   9,277          76,683          --            --

------------------------------------

(1) As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is based on the closing sales price of the Company's common stock on the Over the Counter Bulletin Board Stock Market as of the last business day of he fiscal year, March 31, 2000, which was $ 0.6250 per share.

                         EMPLOYMENT AND RELATED MATTERS

Employment Agreement with Mr. Mecredy. The Company through its principal subsidiary, FATS, Inc. has entered into an employment agreement dated as of April 1, 2000 with Mr. Mecredy for a term expiring March 31, 2003 pursuant to which Mr. Mecredy serves as Chief Executive Officer and President of the Company at an annual base salary of $200,000 subject to annual review by the Compensation Committee of the Board of Directors. Mr. Morelli is also eligible for annual bonuses as determined in the discretion of the Board of Directors, not in excess of 60% of his annual base salary, taking into consideration corporate and individual performance and the Company's liquidity position. In connection with the execution of the employment agreement, subject to approval by stockholders of the increase in shares available under the Company's Stock Option Plan, Mr. Mecredy received 240,000 Series F, 240,000 Series G and 240,000 Series H options which expire on the earlier of the seventh anniversary of issue or 90 days after a termination of employment other than as a result of death or disability, in which event the options, to the extent vested on the termination of employment, expire on the earlier of the first anniversary of termination or the seventh anniversary of issue or termination for Cause, as defined, in which case the options expire on the date the Board of Directors authorized such termination. Series F and Series G Options have an exercise price of $0.50 per share. Series H Options have an exercise price of $0.01 per share. One third of the Series F Options will vest on March 31 of each of 2001, 2002 and 2003, subject to acceleration in case of a Sale of the Company transaction in which all shareholders of the Company receive cash or Marketable Securities, as defined, for their shares. One third of the Series G Options will vest over each of the three years beginning with the fiscal year ending March 31, 2001, at the rate of 50%-100% based on a sliding scale to the extent the Company's financial performance achieves certain levels and in the case of a Sale of the Company in accordance with performance to such date. Unvested Series G options expire on the third anniversary of issue. Series H Options vest in the event of a Sale of the Company ratably from 0% to 100% to the extent the value per common share generated by such sale equals or exceeds the range of $0.75 to $1.50 per share and expire to the extent unvested on the third anniversary of grant. In the event of a termination other than for Cause or Good Reason prior to the third anniversary, a portion of the Series G options based on the current market price per share will vest. Mr. Mecredy is subject to a covenant not to compete with the Company during any period in which he receives payments from the Company pursuant to his employment agreement and for a period of two years thereafter. Mr. Mecredy has also agreed that during the period of his employment and any period of time during which he is receiving payments from the Company pursuant to his employment agreement and for 3 years thereafter, he will not participate in any activity which would lead to a Change in Control of the Company, as defined.

     Employment Agreement with Mr. Marino. Effective September 30, 1999, Peter Marino's employment by the Company as Chief Executive Officer was terminated. Under his employment contract dated September 18, 1996, upon termination other than for cause involving breach of duty, misconduct, or gross negligence, Mr. Marino remains entitled to receive his base salary of $350,000 per year until the fiscal year ending March 31, 2002. Such amounts would be offset by the amount of compensation Mr. Marino received from a subsequent employer. In addition, in connection with his departure, the exercise date of his vested stock options was extended to December 29, 2001.

     Employment Agreement with Mr. Morelli. The Company, through its principal subsidiary, FATS, Inc. has entered into an employment agreement dated November 1, 2000 with Mr. Morelli for a term commencing October 1, 2000 and expiring September 30, 2003 pursuant to which Mr. Morelli serves as Vice President of Finance and Administration and Chief Financial Officer of the Company at an annual base salary of $125,000, subject to annual review by the Compensation Committee of the Board of Directors. Mr. Morelli is also eligible for annual bonuses as determined in the discretion of the Board of Directors, not in excess of 60% of his annual base salary, taking into consideration corporate and individual performance and the Company's liquidity position. In connection with the execution of the employment agreement, subject to approval by the stockholders of the increase in shares available under the Company's Stock Option Plan, Mr. Morelli received 150,000 Series F, 150,000 Series G and 150,000 Series H Options which expire on the earlier of the first anniversary of termination or the seventh anniversary of issue or termination for Cause, as defined, in which case the Options expire on the date the Board of Directors authorized such termination. Series F and Series G

Options have an exercise price of $0.50 per share. Series H Options have an exercise price of $0.01 per share. One third of the Series F Options will vest on March 31 of each of 2001, 2002 and 2003, subject to acceleration in case of a Sale of the Company transaction in which all shareholders of the Company receive cash or Marketable Securities, as defined, for their shares. One third of the Series G Options will vest over each of the three years beginning with the fiscal year ending March 31, 2001, at the rate of 50%-100% based upon a sliding scale to the extent the Company's financial performance achieves certain levels and in the case of a Sale of the Company in accordance with performance to such date. Unvested Series G Options to the extent the Company has not achieved the required financial performance on a cumulative basis expire on the third anniversary of issue. Series H Options vest in the event of a Sale of the Company ratably from 0% to 100% to the extent the value per common share generated by such Sale equals or exceeds the range of $0.75 to $1.50 per share and expire to the extent unvested on the third anniversary of the date of grant. In the event a termination of employment other than for Cause or Good Reason occurs prior to the third anniversary, a portion of the Series H Options based upon current market price per share will vest. Mr. Morelli is subject to a covenant not to compete with the Company during any period in which he receives payments from the Company pursuant to his employment agreement and for a period of two years thereafter. Mr. Morelli has also agreed that during the period of his employment and any period of time during which he is receiving payments from the Company pursuant to his employment agreement and for 3 years thereafter, he will not participate in any activity which would lead to a Change in Control of the Company, as defined. The employment agreement replaced a prior employment agreement with Mr. Morelli, which would have expired September 30, 2001.

     Non-Competition Agreements. The Company has entered into an Agreement to Limit Future Competition with each current member of senior management of the Company and other key employees. Pursuant to such agreements each such employee has agreed, for a period of two years following the termination of employment with the Company, not to: (i) be employed by specified businesses in an executive capacity; (ii) use or permit to be used his executive skills, knowledge or expertise for the benefit of any such business; and (iii) use or permit to be used competitively sensitive information received while employed by the Company for the benefit of any such business.

     The Company's Employee Stock Compensation Plan adopted on July 1, 1997 provided for issuance of up to 500,000 shares of Common Stock, including issuances to make Company matching contributions under the Company's 401(k) Profit Sharing Plan. During the year ended March 31, 2000, the Company also granted 272,500 shares of restricted stock to various employees under the Stock Compensation Plan. In view of continued employee participation in the Company's 401(k) Profit Sharing Plan during the current fiscal year, additional company contributions of its Common Stock in excess of the current Plan size have been required. In order to provide for sufficient shares to enable continued matching contributions of Common Stock to the Company's Profit Sharing Plan and for other permitted uses under the Plan, the Board of Directors on October 16, 2000 approved an increase in the total number of shares which could be issued under the Plan to 1,000,000 shares and reserved such additional shares for issuance.

                              CERTAIN TRANSACTIONS

     Senior Lender Restructure Transaction. As described under Restructure Transaction and Change of Control, in connection with the restructure of the Company on August 25, 2000, the Company's Senior Lenders received in addition to other securities and in exchange for a portion of the existing senior indebtedness of the Company shares of the Company's common stock and each thereby became a beneficial owner of more than 5% of the Company's common stock.

     Centre Partnerships Transactions. On June 1, 1999, certain subsidiaries of the Company established a revolving line of credit in the amount of $3,000,000 with a financial institution with a maturity date of July 31, 2000. Payment obligations under the Subsidiary Line were guaranteed by the Centre Partnerships as well as by the Company and certain of its subsidiaries. In exchange for such guarantees the Centre Partnerships received a fee of $50,000 in cash and were entitled to be paid an additional funding fee of $250,000 in the event any payments were made by any Centre Partnerships to the financial institution. Such obligations to the Centre Partnerships were satisfied in connection with the Restructure as described below.

     On August 25, 2000, with effect from April 1, 2000, the Centre Partnerships and the Company, in connection with the Restructure, completed the following transactions by which the Company issued certain additional securities to the Centre Partnerships in exchange for the $3,250,000 obligation of the Company with regard to the Centre guarantee described above (the "Centre Guarantee Obligation"), the Series A Preferred Stock held by the Centre Partnerships and certain co-investors and a portion of the senior indebtedness assigned to the Centre Partnerships by one of the original Lenders immediately prior to the Restructure, as follows:

     (1) The Company issued $504,129 principal amount of Centre senior secured loans which are pari passu with and secured by the same security as the Lender senior secured loans in exchange for a portion of the Centre Guarantee Obligation;

     (2) The Company issued $966,248 principal amount of Centre junior secured loans which are pari passu with and secured by the same security as the Lender junior secured loans in exchange for a portion of the Centre Guarantee Obligation;

     (3) The Company issued 897.397 shares of Series B Preferred Stock having a liquidation value of $897,397 in exchange for a portion of the Centre Guarantee Obligation;

     (4) The Company issued 1,764,452 shares of Class A Common Stock in exchange for a portion of the Centre Guarantee Obligation;

     (5) The Company issued 6,695,212 additional shares of Class A Common Stock in exchange for the existing Series A Preferred Stock, having a liquidation value of $3,607,606 held by the Centre Partnerships and certain co-investors and amended existing warrants held by the Centre partnerships and such co-investors to purchase 3,246,164 shares of Class A Common Stock at $1.03 per share by providing for payment of the exercise price in cash rather than the Series A Preferred Stock, extending the expiration date to March 31, 2005 and making a slight adjustment in the original exercise price to $1.00 per share;

     (6) The Company issued to the Centre Partnerships Warrants to purchase 2,000,000 shares of Class A Common Stock at $0.25 per share expiring March 31, 2005; and

     (7) The Centre Partnerships received with respect to their portion of the secured debt under the senior credit agreement, $2,028,683 principal amount of senior secured debt, $3,888,309 principal amount of junior secured debt, 3,611.244 shares of Series B Preferred Stock having a liquidation value of $3,611,244 and 7,100,391 shares of Class A Common Stock which are subject to the Voting Agreement and letter described under Change of Control.

     Consulting Agreement with Sugarman & Company LLP. By letter dated October 4, 2000, the Company agreed to retain the firm of Sugarman & Company LLP ("Sugarman & Co."), of which Randy Sugarman is the Managing Partner, to assist the Company in evaluating its current financial position and operations and to make recommendations to senior management concerning changes that need to be made to improve its profitability and liquidity. Sugarman & Co. will be compensated on an hourly basis including the time devoted by Randy Sugarman as Chairman of the Board of Directors of the Company on the basis of specified hourly rates and to reimburse Sugarman & Co. for its out-of-pocket costs in connection with performing such services. Either party may terminate the relationship at any time. Sugarman & Co. has billed the Company for approximately $59,338 for fees and expenses in connection with services performed under the agreement through October 24, 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Pollack, Fields, Perekslis and Zepf served as members of the Company's Compensation Committee during the 2000 fiscal year. While Mr. Pollack was Chairman of the Board and Mr. Perekslis was a Vice President of the Company through July 18, 1997, none is otherwise an employee, officer or former employee or officer of the Company or its subsidiaries.

                        REPORT ON EXECUTIVE COMPENSATION

     The New Compensation Committee has provided the following report:

     The compensation policies of the Company have been developed to link the compensation of executive officers with the development of enhanced value for the Company's stockholders. Through the establishment of both short-term and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its stockholders.

PHILOSOPHY AND COMPONENTS

     In designing its compensation programs, the Company follows its belief that compensation should reflect both the Company's recent performance and the value created for stockholders, while also supporting the broader business strategies and long-range plans of the Company. In doing so, the compensation programs reflect the following general characteristics:

     * The Company's financial performance and, in particular, that of the individual.

     * An annual incentive arrangement that generates a portion of compensation based on the achievement of specific performance goals in relation to the Company's internal budget and strategic initiatives, with superior performance resulting in enhanced total compensation.

     The Company's executive compensation is based upon the components listed below, each of which is intended to serve the overall compensation philosophy:

     Base Salary. Base salary is intended to be set at a level that approximates the competitive amounts paid to executive officers of similar businesses in structure, size, and industry orientation. Competitive amounts are determined informally through a review of published compensation surveys and proxy statements of other companies, including some, but not all, of the companies in the peer group selected for purposes of the stock performance graph set forth elsewhere in this Proxy Statement.

     Incentive Compensation. Compensation. In accordance with the Company's philosophy of tying a substantial portion of the overall compensation of its executive officers to the achievement of specific performance goals, an incentive plan has been developed for the executive officers. The Company's incentive plan is designed to reward superior performance with total compensation above competitive levels. On the other hand, if performance goals are not achieved and the Company suffers as a result, compensation of affected executive officers may fall below competitive levels.

     Stock Options. The Company periodically considers awards to its executive officers of stock options granted under the terms of its Stock Option Plan. Options are awarded by the Option Subcommittee to selected executive officers and other persons in recognition of outstanding contributions they may have made (or are being motivated to make) to the Company's growth, development, or financial performance. The awarding of options is designed to encourage ownership of the Company's Common Stock by its executive officers, thereby aligning their personal interests with those of our shareholders.

     The Compensation Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. While promoting initiative and providing incentives for superior performance on behalf of the Company for the benefit of its shareholders, the Compensation Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of growth and financial performance that will enhance shareholder value over the long-term as well as short-term.

CEO COMPENSATION

     Effective October 15, 1996, the Company entered into an employment agreement with Mr. Marino as Chief Executive Officer and President for a term that extended to March 31, 2002. Mr. Marino's employment was terminated on September 30, 1999 but he continues to be entitled to receive the base salary under the terms of his contract. See "Employment and Related Matters."

     Effective October 1, 1999, the Company appointed Mr. Robert F. Mecredy as Chief Executive Officer and President to replace Mr. Marino. The Company and Mr. Mecredy agreed that he would perform the duties of Chief Executive Officer and President without adjustment to compensation until conclusion of fiscal 2000. On November 1, 2000, after completion of the Restructure described above, the Company and Mr. Mecredy entered into an employment contract with effect from April 1, 2000 described under Compensation and Related Matters.

     The Compensation Committee believes that it was sound business practice to enter into an employment agreement with Mr. Mecredy effective April 1, 2000 as a result of the new financial position of the Company and the opportunity to improve performance of the Company in fiscal 2001. The Compensation Committee believes that the terms of Mr. Mecredy's employment agreement is consistent with and reflect the Company's executive compensation philosophy. The base salary provided to Mr. Mecredy is consistent with what the Compensation Committee believes is competitive in the Company's industry, opportunities for bonus compensation are tied to the Company's performance, and options granted to Mr. Mecredy are subject to vesting over a period of time consistent in terms of value to its stockholders. During Fiscal Year 2000, the Compensation Committee consisted of Lester Pollack, Craig I. Fields, Scott Perekslis, and Paul J. Zepf. On November 1, 2000, the Board of Directors appointed Randy Sugarman as a member of the Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of The Nasdaq National Market (U.S.) and the cumulative total return for a group of companies consisting of Apollo Group Inc., CBT Group Plc, Evans & Sutherland Computer Corporation, Imax Corporation, Learning Tree International, Orbital Sciences Corporation, REMEC Inc. and the Wyman-Gordon Company, for the period commencing November 27, 1996, the date that the Company's Common Stock became publicly traded, and ending on March 31, 2000.
Note: The proxy graph for fiscal years 1997 through 1999 included Wymon-Gordon Company which currently has no securities which are traded and they have been excluded from the Peer Group. CBT Group PLC changed its name to SmartForce PLC, effective February 15, 2000, and it has been replaced by ECC International in its Peer Group.

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 11/27/96)

                                                    FIREARMS TRAINING              PEER GROUP               NASDAQ COMPOSITE
                                                    -----------------              ----------               ----------------
11/27/96                                                $100.00                     $100.00                     $100.00
12/31/96                                                $ 86.24                     $106.97                     $100.29
03/31/97                                                $ 91.74                     $ 93.49                     $ 94.90
06/30/97                                                $100.92                     $130.78                     $112.02
09/30/97                                                $ 45.87                     $147.24                     $130.95
12/31/97                                                $ 38.07                     $141.73                     $121.99
03/31/98                                                $ 66.06                     $163.09                     $142.60
06/30/98                                                $ 18.35                     $150.13                     $147.19
09/30/98                                                $  5.05                     $ 95.43                     $133.53
12/31/98                                                $  0.32                     $121.46                     $173.24
03/31/99                                                $  7.57                     $ 97.13                     $193.58
06/30/99                                                $  6.65                     $ 89.48                     $211.42
09/30/99                                                $  4.59                     $ 78.58                     $216.29
12/31/99                                                $  3.67                     $103.27                     $320.67
03/31/00                                                $  4.59                     $148.68                     $360.47

---------------

Source: Carl Thompson Associates. Data from Bloomberg Financial Markets.

              INCREASE IN AVAILABLE SHARES UNDER STOCK OPTION PLAN

                                    GENERAL

     The Board of Directors has adopted, subject to shareholder approval, an increase in the number of shares available for the grant of options and other awards under the Company's Stock Option Plan (the "Stock Option Plan") to 7,500,000 shares of Common Stock. Currently, 2,490,000 shares are authorized under the Plan, of which 1,974,961 shares are subject to outstanding options and 512,360 shares were available for future grant at September 30, 2000. The Board believes that such increase is necessary in view of the fact that the options granted Mr. Mecredy and Mr. Morelli in connection with their employment contract described above under Employment and Related Matters are contingent upon approval by shareholders of the increase in additional available shares under the Plan. Finally, options previously granted to existing employees and current Outside Directors (as defined below) for approximately 1,974,961 shares were granted at exercise prices ranging from $0.625 to $12.00, whereas shares of the Company's common stock have more recently traded at prices substantially below such option exercise prices. The market price of the Common Stock on the Over The Counter Bulletin Board (OTC:BB) was $0.19 on November 4, 2000. See "Options Granted in Fiscal 2000" and "Fiscal Year end Option Values" for a description of certain options that were granted in Fiscal 2000 as well as certain information as to outstanding options at the end of Fiscal 2000. As a result, the Board of Directors believes that to retain existing employees and attract additional personnel necessary for the continued success of the Company, the grant of additional options at exercise prices more reflective of current trading values will be required.

                            DESCRIPTION OF THE PLAN

     The Stock Option Plan, which became effective September 17, 1996, permits awards of options to purchase shares of Common Stock to the officers, other key employees, consultants, independent contractors, agents and Outside Directors (as defined) of the Company and its subsidiaries. The purposes of the Stock Option Plan are: (i) to align the interest of the Company's shareholders and the recipients of options under the Stock Option Plan by increasing the proprietary interest of such recipients in the Company's growth and success; (ii) to advance the interests of the Company by attracting and retaining officers, other key employees, consultants, independent contractors, agents and well-qualified persons who are not officers or employees of the Company for service as directors of the Company ("Outside Directors"); and (iii) to motivate such persons to act in the long-term best interests of the Company's shareholders. Stock options previously granted under the Stock Option Plan are nonqualified stock options. The Stock Option Plan is administered by the Stock Option Subcommittee of the Compensation Committee (the "Committee"). The Committee, subject to the express provisions of the Stock Option Plan, selects eligible participants to be awarded options and determines the number of shares of Common Stock subject to each option granted thereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Board generally may amend the Stock Option Plan, subject to (i) shareholder approval as may be required by applicable law, rule or regulation, provided, however, that no amendment may be made without shareholder approval if such amendment would increase the maximum number of shares of Common Stock available under the Stock Option Plan and (ii) the consent of any holders of outstanding options, if such amendment impairs the rights of such holder. If an optionee's employment with the Company or directorship with the Company terminates for any reason, each option granted under the Stock Option Plan and held by such optionee generally will be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment or directorship, as the case may be, unless the agreement for such option provides otherwise at the discretion of the Committee. Thereafter an option may be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of:
(i) the date which is set forth in such agreement after the effective date of such optionee's termination of employment or directorship, as the case may be; and (ii) the expiration date of the term of such option; provided that, if an optionee's employment is terminated for Cause (as defined in the Stock Option
Plan), allocations granted under the Stock Option Plan and held by such optionee will terminate automatically upon the termination of employment. The Stock Option Plan contains anti-dilution and adjustment provisions applicable in the event of any action by the Company such as a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event and certain issuances of shares of Common Stock or securities convertible into shares of Common Stock at a price below the market price of the Common Stock. In addition, in the sole discretion of the Committee, the terms of an agreement related to an option may provide that an optionee's outstanding options will, immediately upon the occurrence of a Change in Control (as defined in the Stock Option Plan), become exercisable in part or in full. The agreement related to an option may specify: (i) in the event of a merger, consolidation, reorganization, sale of all or substantially all of the assets of the Company or complete liquidation or dissolution, the terms and conditions pursuant to which the number and class of shares shall be substituted for each share of Common Stock subject to option under such agreement; and (ii) in the event of other Changes in Control (including the acquisition of 50% or more of the voting securities of the Company or certain actions resulting in a majority of the Board of Directors changing), the terms and conditions pursuant to which the optionee can surrender the option to the Company and any consideration to be paid to the optionee.

                       OPTIONS RECEIVED OR TO BE RECEIVED

     The following chart shows the number of options received, or to be received, by the certain groups of persons who are employed by or are directors of the company.

                                                              NUMBER OF OPTIONS
                                                                 RECEIVED OR
                                                               TO BE RECEIVED
                                                              -----------------
All current executive officers as a group                         1,471,560(1)
All current non-executive directors as a group                      185,000
Each nominee for election as a director:
  (a) Robert F. Mecredy                                             932,600(2)
  (b) Scott Perekslis                                                     0
  (c) Ronald Whitaker                                                     0
All employees who are not executive officers as a group           1,493,401

------------------------------------

(1) Includes 720,000 shares for Robert F. Mecredy and 450,000 shares for John Morelli, which were granted November 1, 2000, pending approval of the increase of shares for the Company's Stock Option Plan.
(2) Includes 720,000 shares for Robert F. Mecredy, which were granted November 1, 2000, pending approval of the increase of shares for the Company's Stock Option Plan.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief overview of the United States federal income tax consequences of participation in the Stock Option Plan and should not be relied upon as being a complete description. It does not address the state or local tax aspects of participation in the Stock Option Plan.

     Grant of Option. An optionee will not recognize taxable income upon the grant of a stock option under the Stock Option Plan.

     Exercise of Options. An optionee will recognize compensation taxable as ordinary income, and the Company generally will be allowed a corresponding deduction for federal income tax purposes, in an amount equal to the excess of the fair market value, on the date of exercise of an option, of the shares of Common Stock acquired over the purchase price therefor.

     Income Tax Withholding. The taxable compensation recognized by the optionee upon the exercise of a stock option will be subject to withholding of tax by the Company.

                   EFFECTIVE DATE, AMENDMENT AND TERMINATION

     If approved by shareholders, the increase in shares available for grant under the Stock Option Plan will become effective as of October 17, 2000, the date of its approval by the Company's Board. The Board may amend the Stock Option Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Sections 162(m) and 422 of the Code. Nonetheless, the Board may not increase the number of shares available under the Stock Option Plan without shareholder approval. No amendment may impair the rights of a holder of an outstanding stock option granted under the Stock Option Plan without the holder's consent.

     The Stock Option Plan will terminate when shares of Common Stock are no longer available for grant of options, but may be terminated earlier by our Board. Termination of the Stock Option Plan will not affect the terms or conditions of any stock option granted under the Stock Option Plan prior to the termination date. No stock options may be granted under the Stock Option Plan after it has been terminated.

     APPROVAL OF THE INCREASE IN AUTHORIZED SHARES AVAILABLE UNDER THE STOCK OPTION PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE THEREON. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE INCREASE.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

     In connection with the Restructure, the Board of Directors approved an amendment to increase the number of authorized shares of Class A Voting Common Stock to 100,000,000 and to fix the number of shares of preferred stock at 100,000, in each case to provide sufficient shares in order to complete the Restructure and for future uses. This amendment was approved by written consent of the holders of a majority of the then outstanding Class A Voting Common Stock (consisting of the Centre Partnerships and Mr. Mecredy) on August 23, 2000. In view of the pressing need to complete the Restructure without further delay, the Board of Directors determined to follow the written consent procedure rather than delay for several weeks to solicit proxies from all outstanding holders of Class A Voting Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed Arthur Andersen LLP, which firm served as independent public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the stockholders.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders, with opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     According to the Company By-laws, only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought by a stockholder, the stockholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Company (x) not less than 60 days nor more than 90 days prior to the meeting, or (y) if less than 70 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to stockholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed, or if earlier, the day on which such public disclosure was made. These requirements are separate and apart from and in addition to the SEC's requirements that a shareholder must meet to have a shareholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

     Stockholders who desire to submit to the Company proposals for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders of Firearms Training Systems, Inc. must submit such proposals to the Secretary of the Company for receipt by the Secretary on or prior to April 1, 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and the NASDAQ National Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by the rules promulgated by the Commission to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the 1934 Act.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 2000, all filings required by

Section 16 (a) of the 1934 Act applicable to its directors, executive officers and greater than ten percent beneficial owners were made on a timely basis.

                                 OTHER MATTERS

     Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Stockholders" and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any adjournments thereof, it is intended that all management proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

                                          FIREARMS TRAININGS SYSTEMS, INC.
                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ John A. Morelli

                                          John A. Morelli
                                          SECRETARY

Dated: November 9, 2000

                                                                     FTSCM-PS-00

                        FIREARMS TRAINING SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 2000


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having received notice of the Annual Meeting of Stockholders and revoking all prior proxies, hereby appoints Robert F. Mecredy and John A. Morelli, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Annual Meeting of Stockholders of Firearms Training Systems, Inc. (the "Company") to be held Friday, December 15, 2000, at 10:00 A.M., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the following matters in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

The shares represented by this proxy will be voted as directed by the undersigned and as indicated herein. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF DIRECTORS OR THE DISCRETIONARY AUTHORITY OF THE PROXIES TO VOTE UPON OTHER PROPER BUSINESS, THIS PROXY WILL BE VOTED FOR SUCH ELECTION, AND THE PROXIES, IN THEIR DISCRETION, WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Attendance of the undersigned at the meeting or any postponement or adjournment will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

           IF SHARES ARE HELD BY MORE THAN ONE OWNER, EACH MUST SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND OTHERS SIGNING IN
            A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.


HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

------------------------------                   ------------------------------

------------------------------                   ------------------------------

------------------------------                   ------------------------------

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE

----------------------------------------------------- 1. ELECTION OF DIRECTORS:
          FIREARMS TRAINING SYSTEMS, INC.                To re-elect each of the
----------------------------------------------------     following nominees,
                                                         as a director of the
                                                         Company, for a term of
                                                         three years:

                                                                             For All  Withhold  For All
Mark box at right if an address   [ ]                                       Nominees             Except
change or comment has been noted                                              [ ]       [ ]       [ ]
on the reverse side of this card.                        Gilbert F. Decker
                                                         Craig I. Fields
                                                         Paul J. Zepf

CONTROL NUMBER:                                          NOTE: If you do not wish your shares voted "For"
RECORD DATE SHARES:                                      a particular nominee(s), mark the "For All Except" box
                                                         strike a line through the name(s) of the nominee(s).
                                                         Your shares will be voted for the remaining nominee(s).


                                                                                               For  Against  Abstain
                                                                                               [ ]    [ ]      [ ]
                                                         2. TO APPROVE AN AMENDMENT TO THE
                                                            CERTIFICATE OF INCORPORATION OF
                                                            THE COMPANY INCREASING THE NUMBER
                                                            OF AUTHORIZED SHARES FOR CLASS B
                                                            NON-VOTING COMMON STOCK FROM
                                ---------------------       2,200,000 SHARES TO 6,200,000 SHARES.
Please be sure to sign and date  Date
this Proxy.                     ---------------------
-----------------------------------------------------                                          For  Against  Abstain
                                                                                               [ ]    [ ]      [ ]

                                                         3. TO VOTE, IN THE PROXIES' DISCRETION,
--------Stockholder sign here----Co-owner sign here--       UPON SUCH OTHER BUSINESS AS MAY
                                                            PROPERLY COME BEFORE THE MEETING
                                                            OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
DETACH CARD                                                                                                  DETACH CARD